UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2019

SUNESIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51531	94-3295878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

395 Oyster Point Boulevard, Suite 400 South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 266-3500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	SNSS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03. Material Modification to Rights of Security Holders.

On July 11, 2019, Sunesis Pharmaceuticals, Inc. filed a Certificate of Designation of Preferences, Rights and Limitations of Series F Convertible Preferred Stock, or the Certificate of Designation, with the Secretary of State of the State of Delaware with respect to our Series F Convertible Preferred Stock, par value $0.0001 per share, or the Series F Stock.

The rights, preferences and privileges of the Series F Stock are set forth in the Certificate of Designation. Each share of Series F Stock is convertible into 1,000 shares of our common stock, par value $0.0001 per share, or the Common Stock, at any time at the holder’s option. The holder, however, will be prohibited from converting shares of Series F Stock into shares of Common Stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 9.98% of the total number of shares of the Company’s Common Stock then issued and outstanding, or the Beneficial Ownership Limitation; provided, however, that a holder may, upon written notice to us, elect to increase or decrease the Beneficial Ownership Limitation (not to exceed the limits under Nasdaq Marketplace Rule 5635(b), to the extent applicable). In the event of out liquidation, dissolution, or winding up, holders of Series F Stock will receive a payment equal to the amount that would be paid on the Common Stock underlying the Series F Stock, determined on an as-converted basis. Shares of Series F Stock will generally have no voting rights, except as required by law and except that the consent of holders of a majority of the outstanding Series F Stock will be required to amend the terms of the Series F Stock or to alter or amend the Certificate of Designation. Shares of the Series F Stock will not be entitled to receive any dividends, except to the extent that dividends are paid on our Common Stock, in which case the holders of the Series F Stock shall be entitled to participate in such dividends on an as-converted basis. The Series F Stock will rank:

•	senior to all of our Common Stock;

•	senior to all of our authorized but unissued Series A Preferred Stock;

•	senior to any class or series of our capital stock hereafter created specifically ranking by its terms junior to the Series F Stock;

•	on parity with all of our Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock;

•	on parity with any class or series of our capital stock hereafter created specifically ranking by its terms on parity with the Series F Stock;

•	junior to any class or series of our capital stock hereafter created specifically ranking by its terms senior to the Series F Stock;

in each case, as to distributions of assets upon our liquidation, dissolution or winding up whether voluntarily or involuntarily.

A copy of the Certificate of Designation is attached hereto as Exhibit 3.1 and is incorporated herein by reference. The foregoing description of the rights, preferences and privileges of the Series F Stock is qualified in its entirety by reference to such exhibit.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth above relating to our Certificate of Designation is incorporated herein to this Item 5.03.

Item 8.01. Other Events.

On July 10, 2019, Sunesis entered into two underwriting agreements, each, an Underwriting Agreement, with Wells Fargo Securities, LLC as representative for itself and Oppenheimer & Co. Inc., together, the Underwriters, for separate, concurrent offerings of our securities, which together are expected to result in gross proceeds to us of approximately $25 million.

The first Underwriting Agreement relates to the offering and sale of 33,333,667 shares of our Common Stock, or the Common Stock Offering. The purchase price of each share of Common Stock to be paid by the Underwriters is $0.564. The Underwriters have a 30-day option to purchase up to an additional 5,000,050 shares of Common Stock. All of the shares in the Common Stock Offering are being sold by Sunesis.

The second Underwriting Agreement relates to the offering and sale of 8,333 shares of our Series F Stock, or the Series F Offering. The purchase price of each share of Series F Stock, convertible into 1,000 shares of common stock, to be paid by the Underwriters is $564.

Each of the Common Stock Offering and the Series F Offering is being made pursuant to an effective shelf registration statement on Form S-3 (Registration No. 333-218607), including the prospectus dated November 21, 2017 contained therein, as the same has been supplemented.

The sale of shares of Common Stock and Series F Stock is expected to close on July 15, 2019. Each Underwriting Agreement contains customary representations, warranties and agreements by Sunesis, customary conditions to closing, indemnification obligations of us and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in each Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties. Subject to certain exceptions, Sunesis and all of our directors and executive officers also agreed to not sell or transfer any Common Stock for 60 days after July 10, 2019 without first obtaining the consent of Wells Fargo Securities LLC.

A copy of the Underwriting Agreement relating to the Common Stock Offering is attached hereto as Exhibit 1.1 and is incorporated herein by reference. A copy of the Underwriting Agreement relating to the Series F Offering is attached hereto as Exhibit 1.2 and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreements qualified in its entirety by reference to such exhibits. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the securities in these offerings is attached as Exhibit 5.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement relating to the Common Stock Offering, dated July 10, 2019

1.2	Underwriting Agreement relating to the Series F Offering, dated July 10, 2019

3.1	Certificate of Designation of Series F Convertible Preferred Stock

4.1	Form of Specimen Series F Preferred Stock Certificate

5.1	Opinion of Cooley LLP

23.1	Consent of Cooley LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNESIS PHARMACEUTICALS, INC.

Dated: July 11, 2019

	By:	/s/ William P. Quinn
William P. Quinn
Chief Financial Officer and Senior Vice President, Finance and Corporate Development